UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 19, 2016

NETGEAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose, CA 95134
(Address, including zip code, of principal executive offices)

(408) 907-8000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 19, 2016, the Board of Directors (the “Board”) of NETGEAR, Inc. (“NETGEAR”) adopted amendments to NETGEAR’s Amended and Restated Bylaws (as so amended, the “Bylaws”) to implement proxy access. The Bylaws include a new Section 2.15 that permits a stockholder, or a group of up to 50 stockholders, owning at least three percent of NETGEAR’s outstanding shares of common stock continuously for at least three years to nominate and include in NETGEAR’s annual meeting proxy materials director nominees constituting up to the greater of two directors or 20% of the of the total number of directors then serving on the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the Bylaws.
The Bylaws also include certain clarifications and updates to Section 2.14 to accommodate the proxy access bylaw.
The foregoing description is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.2	Amended and Restated Bylaws of NETGEAR, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2016
NETGEAR, INC.

	By:	/s/ Andrew W. Kim
Andrew W. Kim
Senior Vice President, Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
3.2	Amended and Restated Bylaws of NETGEAR, Inc.